                  REGISTRATION STATEMENT CONSISTS OF __ PAGES.
                      THE EXHIBIT INDEX APPEARS ON PAGE 6.

                                                              File No. 333-_____

      As filed with the Securities and Exchange Commission on June 3, 1996

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                               INSTRON CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                         MASSACHUSETTS                                                  04-2057203
(State or other Jurisdiction of Incorporation or Organization)             (I.R.S. Employer Identification No.)

                       100 ROYALL STREET, CANTON, MA 02021
                    (Address of Principal Executive Offices)

                               INSTRON CORPORATION
                            1992 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                              --------------------

                               JAMES M. MCCONNELL
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               INSTRON CORPORATION
                                100 ROYALL STREET
                           CANTON, MASSACHUSETTS 02021
                     (Name and Address of Agent for Service)

                                 (617) 828-2500
          (Telephone Number, Including Area Code, of Agent for Service)

                            ------------------------

                                  With Copy to:

                              Stuart M. Cable, P.C.
                           Goodwin, Procter & Hoar LLP
                                 Exchange Place
                                Boston, MA 02109
                                 (617) 570-1000

                            ------------------------

                         CALCULATION OF REGISTRATION FEE

- -----------------------------------------------------------------------------------------------------
                                                 Proposed              Proposed
                                                 Maximum               Maximum
  Title of                  Amount               Offering             Aggregate             Amount of
Securities to               to be                  Price               Offering             Registra-
be Registered            Registered(1)           Per Share              Price               tion Fee
- -----------------------------------------------------------------------------------------------------

Common Stock,
$1.00 par value            173,250               $13.50 (2)            $2,338,875           $  806.51
                           126,750               $13.50 (3)            $1,711,125           $  590.04
- -----------------------------------------------------------------------------------------------------
Total                      300,000                   --                $4,050,000           $1,396.55
- -----------------------------------------------------------------------------------------------------

(1) Plus such additional number of shares as may be required pursuant to the Registrant's 1992 Stock Incentive Plan in the event of a stock dividend, stock split, split-up, recapitalization or other similar event.

(2) This estimate is made pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of determining the amount of the registration fee and is based upon the weighted average price at which outstanding options may be exercised.

(3) This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act solely for the purposes of determining the amount of registration fee and is based upon the average of the high and low prices of the Common Stock as reported on the American Stock Exchange on May 30, 1996.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.
        -----------------------------------------------

     Pursuant to General Instruction E of Form S-8, Instron Corporation (the "Registrant") hereby incorporates by reference the contents of the Registrant's Registration Statement on Form S-8 (No. 33-48287) as previously filed with the Securities and Exchange Commission on June 1, 1992 (the "Original Registration Statement"). This Registration Statement is being filed to register an additional 300,000 shares of the Registrant's Common Stock subject to issuance under the Registrant's 1992 Stock Incentive Plan.

Item 8. Exhibits.
        --------

     (a) The following is a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

Exhibit
- -------

        4.1     Restated Articles of Organization, as amended.*
        4.2     By-laws, as amended.**
        4.3     Instron Corporation Amended and Restated 1992 Stock Incentive Plan.
        5.1     Opinion of Goodwin, Procter & Hoar  LLP, as to the legality of the securities being registered.
       23.1     Consent of Coopers & Lybrand L.L.P.
       23.2     Consent of Goodwin, Procter & Hoar  LLP (included in Exhibit 5.1 hereto).
       24.1     Powers of Attorney (included on the signature page of this Registration Statement).


- ----------

* Incorporated by reference to Exhibit 3(a) of the Registrant's Form 10-K for the year ended December 31, 1981, Exhibit 4 of the Registrant's Form 10-Q for the quarter ended March 31, 1984, Exhibit 4 of the Registrant's Form 10-Q for the quarter ended June 28, 1986, and Exhibit 4 of the Registrant's Form 10-Q for the quarter ended June 27, 1987.

** Incorporated by reference to the Registrant's Form 8-K filed with the Securities and Exchange Commission on October 5, 1990.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Canton, the Commonwealth of Massachusetts, on this 31st day of May, 1996.

                                       INSTRON CORPORATION

                                       By: /s/ James M. McConnell
                                           -------------------------------------
                                           James M. McConnell
                                           President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

     Each person whose signature appears below constitutes and appoints James M.
McConnell and Linton A. Moulding, and each of them, as her or his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

            Signature                                   Title                                  Date
            ---------                                   -----                                  ----

/s/ James M. McConnell                           President, Chief Executive Officer          May 31, 1996
- --------------------------------------------     and Director (Principal Executive
James M. McConnell                               Officer)


/s/ Linton A. Moulding                           Chief Financial Officer                     May 31, 1996
- --------------------------------------------     (Principal Financial and Accounting
Linton A. Moulding                               Officer)


/s/ Harold Hindman                               Chairman of the Board of Directors          May 31, 1996
- --------------------------------------------
Harold Hindman


/s/ George S. Burr                               Vice Chairman of the Board of               May 31, 1996
- --------------------------------------------     Directors
George S. Burr


/s/ Nicholas J. Grant                            Director                                    May 31, 1996
- --------------------------------------------
Dr. Nicholas J. Grant

/s/ Richard W. Young                             Director                                    May 31, 1996
- --------------------------------------------
Dr. Richard W. Young


/s/ John W. Lacey                                Director                                    May 31, 1996
- --------------------------------------------
John W. Lacey


/s/ Dennis J. Moore                              Director                                    May 31, 1996
- --------------------------------------------
Dennis J. Moore


/s/ Sheldon Rutstein                             Director                                    May 31, 1996
- --------------------------------------------
Sheldon Rutstein

/s/ John F. Smith                                Director                                    May 31, 1996
- --------------------------------------------
John F. Smith


                                                   EXHIBIT INDEX

                                                                                                   Sequential
Exhibit No.       Description                                                                      Page No.
- -----------       -----------                                                                      ----------

     4.1          Restated Articles of Organization, as amended.*

     4.2          By-laws, as amended.**

     4.3          Instron Corporation Amended and Restated 1992 Stock
                  Incentive Plan.

     5.1          Opinion of Goodwin, Procter & Hoar  LLP, as to the legality of the securities being registered.

    23.1          Consent of Coopers & Lybrand L.L.P.

    23.2          Consent of Goodwin, Procter & Hoar  LLP (included in
                  Exhibit 5.1 hereto).

    24.1 Powers of Attorney (included on the signature page of this Registration Statement).











- ----------

* Incorporated by reference to Exhibit 3(a) of the Registrant's Form 10-K for the year ended December 31, 1981, Exhibit 4 of the Registrant's Form 10-Q for the quarter ended March 31, 1984, Exhibit 4 of the Registrant's Form 10-Q for the quarter ended June 28, 1986, and Exhibit 4 of the Registrant's Form 10-Q for the quarter ended June 27, 1987.

** Incorporated by reference to the Registrant's Form 8-K filed with the Securities and Exchange Commission on October 5, 1990.
